UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
June 19, 2014

BEL FUSE INC.
(Exact Name of Registrant as Specified in its Charter)

New Jersey	0-11676	22-1463699
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

206 Van Vorst Street, Jersey City, New Jersey	07302
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (201) 432-0463

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[      ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

                  [      ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[      ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

                  [      ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On June 19, 2014, Bel Fuse Inc., a New Jersey corporation (“Bel” or the “Company”), entered into a senior Credit and Security Agreement (the “New Secured Credit Agreement”) with KeyBank National Association (“KeyBank”), as administrative agent, swing line lender and issuing lender, and the other lenders identified therein.

The Company is the borrower under the New Secured Credit Agreement, which consists of (i) a $50 million revolving credit facility, with a sublimit of up to $10 million available for letters of credit and a sublimit of up to $5 million available for swing line loans, (ii) a $145 million term loan facility (“Term Loan”) and (iii) a $70 million delayed draw term loan (“Delayed Draw Term Loan”). Under the terms of the New Secured Credit Agreement, the Company is entitled, subject to the satisfaction of certain conditions, to request additional commitments under the revolving credit facility or term loans in the aggregate principal amount of up to $100 million to the extent that existing or new lenders agree to provide such additional commitments and/or term loans.

The obligations of the Company under the New Secured Credit Agreement are guaranteed by certain of the Company's material U.S. subsidiaries (together with the Company, the “Loan Parties”). In addition, the obligations of the Company under the New Secured Credit Agreement are secured by a first priority security interest in substantially all of the existing and future personal property of the Loan Parties, certain material real property of the Loan Parties and certain of the Loan Parties’ material U.S. subsidiaries, including 65% of the voting capital stock of certain of the Loan Parties’ direct foreign subsidiaries.

The borrowings under the New Secured Credit Agreement will bear interest at a rate equal to, at the Company's option, either (1) LIBOR, plus a margin ranging from 1.75% per annum to 3.00% per annum depending on the Company’s leverage ratio, or (2)(a) an “Alternate Base Rate,” which is the highest of (i) the federal funds rate plus 0.50%, (ii) KeyBank’s prime rate and (iii) the LIBOR rate with a maturity of one month plus 1.00%, plus (b) a margin ranging from 0.75% per annum to 2.00% per annum, depending on the Company’s leverage ratio.

The New Secured Credit Agreement matures on June 18, 2019.

The New Secured Credit Agreement contains customary representations and warranties, covenants and events of default. In addition, the New Secured Credit Agreement contains financial covenants that measure (i) the ratio of the Company's total funded indebtedness, on a consolidated basis to the amount of the Company’s consolidated EBITDA and (ii) the ratio of the amount of the Company’s consolidated EBITDA to the Company’s consolidated fixed charges. If an event of default occurs, the lenders under the New Secured Credit Agreement would be entitled to take various actions, including the acceleration of amounts due thereunder and all actions permitted to be taken by a secured creditor.

KeyBank and certain of the agents and lenders party to the New Secured Credit Agreement (and each of their respective subsidiaries or affiliates) have and may in the future provide investment banking, cash management, underwriting, lending, commercial banking, trust, leasing services, foreign exchange and other advisory services to, or engage in transactions with, the Company and its subsidiaries or affiliates. Certain of these parties have received, and these parties may in the future receive, customary compensation from the Company and its subsidiaries or affiliates, for such services.

Concurrent with its entry into the New Secured Credit Agreement, the Company borrowed under the New Secured Credit Agreement to complete its acquisition of the Power-One Solutions business from ABB and intends to borrow under the New Secured Credit Agreement to complete its acquisition of the Emerson Network Power Connectivity Solutions business of Emerson Inc. The Term Loan was applied to the acquisition of the Power-One Solutions business and the Delayed Draw Term Loan will be applied to the acquisition of the Emerson Network Power Connectivity Solutions business.

Item 1.02                      Termination of a Material Definitive Agreement.

On June 19, 2014, in connection with its entry into the New Secured Credit Agreement described in Item 1.01 above, the Company repaid all amounts outstanding under its former credit facility and terminated the Credit and Guaranty Agreement dated February 12, 2007, among the Company, as borrower, and certain of the Company’s domestic subsidiaries, as guarantor and Bank of America, N.A., as lender, as amended, restated, supplemented or otherwise modified.

Item 2.01                      Completion of Acquisition or Disposition of Assets.

On June 19, 2014, the Company completed its acquisition of the Power-One Power Solutions business of ABB Ltd, pursuant to the previously reported Stock Purchase Agreement (the “Agreement”) with Power-One, Inc. (“Power-One”) and PWO Holdings B.V. (“PWO Holdings” and, together with Power-One, collectively, the “Sellers”).  Bel paid approximately $117 million in cash on a cash and debt-free basis.  The Agreement was filed as Exhibit 2.1 to Bel’s Quarterly Report on Form 10-Q for the period ended March 31, 2014, and is incorporated herein by reference.  A copy of the press release announcing the closing of the acquisition is filed with this Current Report on Form 8-K as Exhibit 99.1.

Item 2.03                       Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The financial statements required by this Item, with respect to the acquisition described in Item 2.01 herein, will be filed by amendment to this Current Report on Form 8-K as soon as practicable and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(b) Pro Forma Financial Information

The unaudited pro forma financial information required by this Item, with respect to the acquisition described in Item 2.01 herein, will be filed by amendment to this Current Report on Form 8-K as soon as practicable and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(d)           Exhibits

Exhibit 99.1– Press release of Bel Fuse Inc. dated June 20, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2014	BEL FUSE INC.
(Registrant)

By:	/s/ Daniel Bernstein
Daniel Bernstein
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit 99.1– Press release of Bel Fuse Inc. dated June 20, 2014.